                                                                 Exhibit 10.1





                                   NORDSTROM, INC.
                           EMPLOYEE STOCK PURCHASE PLAN


                                  2006 RESTATEMENT



                 Incorporating All Amendments Approved by the Company
                         through March 31, 2006, including:


                                  2005 Restatement
                                  Amendment 2006-1

















                                  LANE POWELL PC
                         601 SW Second Avenue, Suite 2100
                           Portland, Oregon  97204-3158
                             Telephone (503) 778-2100
                             Facsimile (503) 778-2200

















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NORDSTROM, INC.
EMPLOYEE STOCK PURCHASE PLAN
(2006 Restatement)


SECTION 1.PURPOSE OF THE PLAN

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under
Section 423 of the Code. The Plan was originally adopted by the Company's Board of Directors in November of 1999, and was approved by the Company's shareholders in May of 2000. The Plan was subsequently amended in several respects and was completely restated in 2005 (the 2005 Restatement). This 2006 Restatement shall be effective for Offering Periods commencing on and after April 1, 2006.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition.  The Plan shall be administered by the Committee.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 3. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. Offering Periods shall consist of the six-month periods commencing on each April 1 and October 1.

(b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing the enrollment process prescribed for this purpose by the Committee.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until (1) he or she ceases to be an Eligible Employee, (2) withdraws from the Plan under Section 5(a), or (3) reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 8(b). A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.









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SECTION 4. EMPLOYEE CONTRIBUTIONS.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur during the Offering Period on the payment date of any bonus, and on the payment date of all other compensation while a Participant in the Plan.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate in the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than one percent (1%) nor more than ten percent (10%).

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by notifying the Company using the process prescribed for this purpose by the Committee. The new withholding rate shall be effective as soon as reasonably practicable after such notification by the Company.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so at any time by using the process prescribed for this purpose by the Committee. Payroll withholding shall cease as soon as reasonably practicable after such notification. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by using the process prescribed for this purpose by the Committee. Payroll withholding shall resume as soon as reasonably practicable after such notification.

SECTION 5. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by using the process and timing prescribed for this purpose by the Committee. As soon as reasonably practicable after the effective date of a Participant's withdrawal, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on an approved leave of absence. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.



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(c) Death.  In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose in the enrollment process or, if none, or if the designee has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:

(i) first, to his widow or her widower, as the case may be;

(ii) next, to his or her children, in equal shares;

(iii) next, to his or her parents, in equal shares;

(iv) next, to his or her brothers and sisters, in equal shares; or

(v) next, to his or her estate.

For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven days after the date of the Participant's death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. A Plan Account shall be maintained in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be ninety percent (90%) of the Fair Market Value of such share on the last trading day in such Offering Period.

(c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than one thousand (1,000) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under
Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.



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(e)	Issuance of Stock.   Certificates representing shares of Stock
purchased by a Participant under the Plan shall be held for each Participant's benefit by a broker designated by the Committee for the Plan. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property. A Participant may elect the following with respect to such shares, in accordance with and subject to the process prescribed for this purpose by the Committee:

     (i)that the Stock certificates be issued to him or her in exchange for the whole shares held within the Participant's Account, or

    (ii)that shares held within the Participant's Account be transferred to an appropriate broker designated by the Participant.

Each Participant shall be required to notify the Company in the event of the sale or disposition of any of such shares. For purposes of the previous sentence, the term "disposition" shall have the meaning prescribed under
Section 424(c)(1) of the Code.

(f) Unused Cash Balances. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Offering Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

(g) Shareholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's shareholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase one thousand (1,000) shares of Stock under this Plan with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

 (i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus


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(B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan.

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under this Plan in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection
(b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.





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(a) Authorized Shares.  Effective for Offering Periods commencing on and after April 1, 2006, and conditioned on the approval of Company's shareholders on or before March 31, 2007, the aggregate number of shares of Stock available for purchase under the Plan are increased by 2.4 million (2,400,000) shares, making the aggregate number of shares of Stock available for purchase under the Plan equal to 9.4 million (9,400,000) shares, subject to adjustment pursuant to this Section 13. Previously, the aggregate number of shares of Stock available for purchase under the Plan was seven million (7,000,000) shares, as adjusted pursuant to this Section 13 for the two-for-one (2:1) Stock split that occurred on June 30, 2005. In the event this increase is not timely approved by the Company's shareholders, the aggregate number of shares of Stock available for purchase under the Plan shall remain at 7,000,000 shares (on a post-split basis).

(b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the one thousand (1,000) share limitation described in Section 7 (c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's shareholders or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation. To the extent an amendment does not otherwise require the shareholder or Board approval (as described above), the Committee shall have the authority to make technical and administrative amendments to the Plan for the sole purpose of carrying out its administrative responsibilities under the Plan.

SECTION 15. DEFINITIONS.

(a) "Board" means the Board of Directors of the Company, as constituted from time to time.

(b) "Code" means the Internal Revenue Code of 1986, as amended.

(c) "Committee" means the Compensation Committee of the Board.

(d) "Company" means Nordstrom, Inc., a Washington corporation.



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(e) "Compensation" means (i) the total compensation paid in cash to a
Participant by a Participating Company, including salaries, wages, bonuses (if specifically designated as Compensation by the Participant), incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) "Corporate Reorganization" means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

(g) "Eligible Employee" means any employee of a Participating Company on February 1 or August 1.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if (i) his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her, (ii) he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan, or (iii) he or she is designated as an independent contractor, even if later determined by a court of competent jurisdiction or otherwise to be a common law employee of a Participating Company.

(h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(i) "Fair Market Value" means the market price of Stock, determined by the Committee as follows:

     (i) If Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last sale price quoted for such date by The Nasdaq National Market;

     (ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

     (iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

    Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

     (j) "Offering Period" means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).


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     (k) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b).

     (l) "Participating Company" means (i) the Company and (ii) each present or future Subsidiary, except to the extent designated by the Committee as not being a Participating Company. Nordstrom Federal Credit Union,
NORDSTROM.com, LLC, Just Jeffrey, Inc., JSK Enterprises, Inc. and any international Subsidiary (where employees receive no U.S. source income) shall not be a Participating Company.

     (m) "Plan" means this Nordstrom, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

     (n) "Plan Account" means the account established for each Participant pursuant to Section 7(a).

     (o) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

     (p) "Stock" means the Common Stock of the Company, no par value per share.

     (q) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


          IN WITNESS WHEREOF, pursuant to proper authority, this 2006 Restatement has been executed on behalf of the Company, this 16th day of May, 2006.


                                              NORDSTROM, INC.


                                         By:  /s/ Delena Sunday
                                              -------------------------
                                              Delena Sunday
                                              Executive Vice-President
                                              of Human Resources
                                              and Diversity Affairs